Exhibit 99.1

News Release

SECURITY FEDERAL CORPORATION ANNOUNCES EARNINGS INCREASE

Aiken, South Carolina (May 3, 2011) - Security Federal Corporation (“Company”) (OTCBB:SFDL), the holding company for Security Federal Bank (“Bank”), today announced results for its fiscal year and for the fourth quarter of its fiscal year ended March 31, 2011.  The Company reported net income available to common shareholders of $1.16 million or $0.43 per common share (basic) for its fiscal year ended March 31, 2011 an increase of $526,000 or 83.23% compared to net income available to common shareholders of $632,000 or $0.26 per common share (basic) for its prior fiscal year ended March 31, 2010.  Net income available to common shareholders for the quarter ended March 31, 2011 was $281,000 or $0.10 per common share (basic) compared to a net loss of $155,000 or $0.06 per common share (basic) for the quarter ended March 31, 2010.

The increases in earnings for the year and the quarter ended March 31, 2011 are primarily a result of an increase in net interest margin combined with a decrease in the provision for loan losses and a decrease in preferred stock dividends. For the year ended March 31, 2011, an increase in non-interest income also contributed to the increase in earnings.

The net interest margin increased 19 basis points to 3.17% for the year ended March 31, 2011 compared to 2.98% for the previous year. As a result, net interest income increased $276,000 or 1.01% to $27.65 million for the year ended March 31, 2011, compared to $27.37 million for the year ended March 31, 2010. Net interest margin for the quarter ended March 31, 2011 also improved when compared to previous quarters. For the three months ended March 31, 2011, net interest margin increased 35 basis points to 3.41% up from 3.06% for the same quarter in 2010. As a result, net interest income increased $411,000 or 5.94% to $7.34 million for the three months ended March 31, 2011, compared to $6.93 million for the three months ended March 31, 2010.

Non-performing assets, which consist of non-accrual loans and repossessed assets net of specific reserves, decreased $13.68 million to $26.52 million at March 31, 2011 from $40.20 million at March 31, 2010. This also reflects a decrease from $37.50 million at December 31, 2010. Consistent with the decrease in non-performing assets, the provision for loan losses decreased $355,000 to $7.80 million for the year ended March 31, 2011 compared to $8.16 million for the previous year.  For the quarter ended March 31, 2011, charges to the provision for loan losses were $1.85 million, a decrease of $830,000 or 30.97% compared to $2.68 million for the same period in the fourth quarter of 2010. Management closely monitors the loan portfolio on an ongoing basis to proactively identify any potential problem loans. The allowance for loan losses represented 2.54% of total loans held for investment at March 31, 2011 and 2.13% of total loans held for investment at March 31, 2010.

As previously reported, the Company completed a successful capital raise during the third quarter ended December 31, 2010.  On December 22, 2010 the Company sold 82,906 shares of its common stock through a private placement. This was the final phase in a successful plan to raise capital that began in the quarter ended September 30, 2010. Also as previously reported on September 29, 2010, the Company raised an additional $8.0 million of capital as a result of the completion of a $4.0 million private placement of its common stock and the simultaneous exchange of $18.0 million of its Series A preferred stock for $18.0 million of Series B preferred stock and the sale of $4.0 million of its Series B preferred stock to the U.S. Treasury, through the Company’s participation in the U.S. Treasury’s Community Development Capital Initiative (“CDCI”). In connection with its participation in the CDCI, the Company was able to reduce the annual cumulative dividend rate of 5% paid on the Series A preferred stock to an annual cumulative dividend rate of 2% paid on the Series B preferred stock. As a result of this exchange, preferred stock dividends decreased $234,000 or 26.00% to $666,000 for the year ended March 31, 2011 compared to $900,000 in 2010. For the quarter ended March 31, 2011, preferred stock dividends decreased $115,000 or 51.11% to $110,000 compared to $225,000 for the same period in 2010.

Non-interest income for the year ended March 31, 2011 was $6.80 million, an increase of $683,000 or 11.17% when compared to $6.11 million for the same period in the prior year. Non-interest expenses increased $1.18 million or 5.20% to $23.84 million for the year ended March 31, 2011 compared to $22.66 million for the same period in the previous year.

Non-interest income for the current quarter was $1.58 million compared to $1.76 million for the comparable quarter in 2010. Non-interest expenses increased $656,000 or 11.11% to $6.56 million for the three months ended March 31, 2011.

Total assets at March 31, 2011 were $933.54 million compared to $956.0 million at March 31, 2010, a decrease of 2.35% for the year.  Net loans receivable decreased $83.93 million or 14.77% to $484.47 million at March 31, 2011 from $568.40 million at March 31, 2010.  Total deposits decreased $3.90 million or 0.56% to $690.36 million at March 31, 2011 compared to $694.25 million at March 31, 2010.  Federal Home Loan Bank advances, other borrowings, convertible senior debentures and subordinated debentures decreased $26.73 million or 14.27% to $160.57 million at March 31, 2011 from $187.30 million at March 31, 2010.

Security Federal Bank has 13 full service branch locations in Aiken, Clearwater, Graniteville, Langley, Lexington, North Augusta, Wagener, Columbia and West Columbia, South Carolina and Evans, Georgia. A full range of financial services, including trust and investments, are provided by the Bank and insurance services are provided by the Bank’s wholly owned subsidiary, Security Federal Insurance, Inc.

For additional information contact Roy Lindburg, Chief Financial Officer, at (803) 641-3070

Forward-looking statements:

Certain matters discussed in this press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements relate to, among other things, expectations of the business environment in which the Company operates, projections of future performance, perceived opportunities in the market, potential future credit experience, and statements regarding the Company’s mission and vision.  These forward-looking statements are based upon current management expectations and may, therefore, involve risks and uncertainties.  The Company’s actual results, performance, or achievements may differ materially from those suggested, expressed, or implied by forward-looking statements as a result of a wide variety or range of factors including, but not limited to, interest rate fluctuations; economic conditions in the Company’s primary market area; demand for residential, commercial business and commercial real estate, consumer, and other types of loans; success of new products; competitive conditions between banks and non-bank financial service providers; regulatory and accounting changes; technology factors affecting operations; pricing of products and services; and other risks detailed in the Company’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended March 31, 2010.  Accordingly, these factors should be considered in evaluating forward-looking statements, and undue reliance should not be placed on such statements.  The Company undertakes no responsibility to update or revise any forward-looking statement.

SECURITY FEDERAL CORPORATION
UNAUDITED CONSOLIDATED FINANCIAL HIGHLIGHTS

INCOME STATEMENT HIGHLIGHTS
(In Thousands, except for Earnings per Common Share)

	Quarter Ended March 31,		Year Ended March 31,
	2011	2010	2011	2010

Total interest income	$10,801	$11,425	$43,742	$47,507

Total interest expense	3,465	4,500	16,095	20,136

Net interest income	7,336	6,925	27,647	27,371

Provision for loan losses	1,850	2,680	7,800	8,155

Net interest income after
provision for loan losses	5,486	4,245	19,847	19,216

Non-interest income	1,576	1,761	6,795	6,112

Non-interest expense	6,563	5,907	23,841	22,663

Income before income taxes	499	99	2,801	2,665

Provision for income taxes	108	11	958	1,060

Net income	391	88	1,843	1,605

Preferred stock dividends & accretion	110	243	685	973

Net income available to
common shareholders	$281	($155)	$1,158	$632

Earnings per common share (basic)	$0.10	($0.06)	$0.43	$0.26

BALANCE SHEET HIGHLIGHTS
(In Thousands, except for Book Value per Common Share and Ratios)

		March 31, 2011	March 31, 2010

Total assets		$933,544	$956,002

Cash and cash equivalents		7,836	8,805

Total loans receivable, net		484,471	568,399

Investment and mortgage-backed securities		372,418	311,046

Deposits		690,357	694,252

Borrowings		160,571	187,303

Shareholders' equity		76,012	67,861

Book value per common share		$18.21	$20.22

Total risk based capital ratio (1)		16.61%	13.33%

Non performing assets (2)		26,515	40,200

Non performing assets to total assets		2.84%	4.21%

Allowance as a percentage of gross loans		2.54%	2.13%

(1)- This ratio is calculated using Security Federal Bank only information and not consolidated information
(2)- Non performing assets are reported net of specific reserves of $432,000 in March 2011 and $1.80 million in March 2010.